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                      AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
                                     BY AND AMONG
                               OCC ACCUMULATION TRUST,
                    AMERICAN ENTERPRISE LIFE INSURANCE COMPANY AND
                                   OCC DISTRIBUTORS

This is an amendment to the February 21, 1995 Participation Agreement, as amended ("Agreement") among OCC Accumulation Trust (formerly Quest for Value Accumulation Trust), American Enterprise Life Insurance Company and OCC Distributors (formerly Quest for Value Distributors).

SCHEDULE 1 to the Agreement is amended to read as follows:
     The following separate accounts of American Enterprise Life Insurance Company are permitted in accordance with the provisions of this Agreement to invest in Portfolios of the Fund shown in Schedule 2:

     American Enterprise Variable Annuity Account, established July 15, 1987 as used to fund the flexible premium variable annuity contracts known as the AEL Personal Portfolio,-SM- AEL Personal Portfolio Plus and AEL Personal Portfolio Plus (2).

SCHEDULE 2 to the Agreement is amended to read as follows:
     The separate account(s) shown on Schedule 1 may invest in the following Portfolios of the OCC Accumulation Trust:

               Managed Portfolio
               U.S. Government Income Portfolio
               Small Cap Portfolio
               Equity Portfolio

OCC ACCUMULATION TRUST                      OCC DISTRIBUTORS

Signature: s/ Bernard H. Garil              Signature: s/ Thomas E. Duggan
           -------------------------                   -------------------------

By  s/ Bernard H. Garil                     By  s/ Thomas E. Duggan
    --------------------------------            --------------------------------

Title:  Vice President                      Title:  Secretary
        ----------------------------                ----------------------------

AMERICAN ENTERPRISE LIFE                    ATTEST:
INSURANCE COMPANY

Signature: s/ James E. Choat                Signature: s/ Mary Ellyn Minenko
           -------------------------                   -------------------------

By  s/ James E. Choat                       By  s/ Mary Ellyn Minenko
    --------------------------------            --------------------------------

Title:  President                           Title:  Assistant Secretary
        ----------------------------                ----------------------------

Date:  August 21,             1998
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